EXHIBIT 10.1

TITAN MACHINERY INC.

COMPENSATION ARRANGEMENT FOR CHIEF FINANCIAL OFFICER

FOR FISCAL YEAR 2013

Effective May 15, 2012, the fiscal 2013 base salary for the Company’s Chief Financial Officer was increased by $30,000, to the following amount:

2013 Annual
Executive Officer and Title	Base Salary
Mark P. Kalvoda	$255,000
Chief Financial Officer